Exhibit 99.1

NEWS…	Contact:	Bill Allen
June 17, 2005		(813) 282-1225
FOR IMMEDIATE RELEASE

OUTBACK STEAKHOUSE, INC. ANNOUNCES CONSULTING ARRANGEMENT WITH FORMER CFO

Tampa, Florida, June 17, 2005 -- Outback Steakhouse, Inc. (NYSE:OSI) announced today that it has entered into a temporary consulting arrangement with Robert Merritt, the Company’s former Chief Financial Officer.

Bill Allen, the Company’s Chief Executive Officer, stated, “We are committed to hiring a world-class CFO to replace Bob Merritt. During our search for a successor, Bob will provide counsel to the Company’s finance team and to me. Having Bob as a resource will enable us to take the time necessary to identify and hire a premier CFO.”

Under the terms of the arrangement, which may be terminated by either party at any time, Mr. Merritt will receive a monthly consulting fee of $50,000. It is anticipated the consulting arrangement will continue through the hiring and orientation of a permanent CFO.

The Outback Steakhouse, Inc. restaurant system operates 893 Outback Steakhouses, 178 Carrabba's Italian Grills, 75 Bonefish Grills, 32 Fleming’s Prime Steakhouse and Wine Bars, 19 Roy’s, two Lee Roy Selmon’s, three Paul Lee’s Chinese Kitchens, and 15 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.